Exhibit 10.2

GAMIDA CELL LTD.

EMPLOYEE SHARE AND OPTION PLAN (1998)

A.          NAME AND PURPOSE

1.         Name: This plan, as amended from time to time, shall be known as the "Gamida Cell Ltd. Employee Share and Option Plan (1998)" (the "Plan").

2.         Purpose: The purpose and intent of the Plan is to provide incentives to employees of Gamida Cell Ltd. (the "Company") by providing them with opportunities to purchase Ordinary Shares, nominal value New Israeli Shekels ("NIS") 0.01 each (the "Ordinary Shares") and/or Ordinary Shares B, nominal value NIS 0.01 each (the "Ordinary Shares B") (the Ordinary Shares and the Ordinary Shares B subject to the Plan are hereinafter collectively referred to as the "Shares"), of the Company, pursuant to a plan approved by the Board of Directors of the Company which is designed to benefit from, and is made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 ("Income Tax Ordinance"), and the rules and A. regulations promulgated thereunder.

B.          GENERAL TERMS AND CONDITIONS OF THE PLAN

3.         Administration:

3.1       The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall be entitled from time to time to adopt all such resolutions for purposes of implementing the Plan as it shall deem necessary and/or appropriate and shall have full power and authority to interpret the provisions of the Plan and of any Options granted pursuant thereto, which interpretation shall be final and binding.

3.2       Subject to the general terms and conditions of this Plan, the Board shall have the full authority in its discretion, from time to time and at any time, to determine (i) the persons ("Grantees") to whom Shares or options to purchase Shares ("Option(s)") shall be issued or granted, as the case may be ("Shares and Options are collectively referred to herein as "Awards"), (ii) the number of Shares to be covered by each Option and the number of Shares to be issued, (iii) the time or times at which the Awards shall be granted or issued, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Awards to be granted to each Grantee, the Board may consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company.

3.3       No member of the Board shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

4.         Eligible Grantees:

4.1       The Board, at its discretion, may grant Awards to any employee of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Awards to Directors and Office Holders -"Nosei Misra" - as such term is defined in the Israeli Companies Ordinance (New Version), 1983, as amended from time to time (the "Companies Ordinance") -shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance.

4.2       The grant of an Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options or shares pursuant to this Plan or any other share option plan of the Company.

5.	Grant of Options and Issuance of Shares in Trust: Dividend and Voting Rights:

5.1       Grant of Options and Issuance of Shares in Trust.

(a)       Subject to Section 7.1 hereof, the effective date of the grant of an Award (the "Date of Grant") shall be the date specified by the Board in its determination relating to the grant of such Award. The Board shall promptly give the Grantee written notice (the "Notice of Grant") of the grant of an Award.

(b)       Anything herein to the contrary notwithstanding, all Awards granted under the Plan shall be granted by the Company to a trustee designated by the Board and approved by the Israeli Commissioner of Income Tax (the "Trustee"), and the Trustee shall hold each such Award and the Shares issued upon exercise of any Option in trust (the "Trust") for the benefit of the Grantee in respect of whom such Option was granted (the "Beneficial Grantee"). All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

(c)        Anything herein to the contrary notwithstanding, no Options or Shares shall be released from the Trust until the later of (i) two (2) years after the Date of Grant, and (ii), with respect to Options, the vesting of such Options pursuant to Section 7.3 hereof (such later date being hereinafter referred to as the "Release Date").

(d)       Subject to the terms hereof, at any time after the Release Date with respect to any Options or Shares the following shall apply:

(i)         Options granted, and/or Shares issued to the Trustee shall continue to be held by the Trustee, on behalf of the Beneficial Grantee. From and after the Release Date, upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

(ii)        Alternatively, from and after the Release Date, upon the written instructions of the Beneficial Grantee to sell any Shares, and subject to the first refusal rights as set forth below in Section 10.3, the Trustee shall use its best efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities.

5.2       Dividend. All Shares issued under the Plan shall entitle the Beneficial Grantee thereof to receive dividends with respect thereto. The Company shall withhold from such amounts any and all taxes required to be paid in respect of such dividends, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to such Beneficial Grantee.

5.3       Share Dividends. In the event a share dividend (bonus shares) or other rights to acquire shares in the Company are declared on the Shares held in trust, such dividend shares or other rights shall be held by the Trustee for the benefit of the Grantee until the Release Date of the Shares as to which the share dividends or other rights were declared.

5.4       Voting Rights. Until the Initial Public Offering of the Company's shares ("IPO"), Ordinary Shares B issued upon exercise of Options granted to a Grantee under the Plan shall not entitle such Grantee to participate at, nor to vote on any matter submitted to, the meetings of the Company's shareholders.

6.         Reserved Shares: The Company has reserved 9,999 authorized but unissued Ordinary Shares and 940 authorized but unissued Ordinary Shares B for purposes of the Plan, subject to adjustments as provided in Section 12 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be afor grant through Options under the Plan.

7.         Grant of Awards:

7.1       The Board in its discretion may award to Grantees Awards under the Plan. Awards may be granted at any time after the passage of thirty (30) days following the delivery by the Company and the Trustee to the appropriate income tax authorities of a notification in the form prescribed by said income tax authorities that the Company intends to execute an entitling allotment pursuant to the Income Tax Ordinance.

7.2       The Notice of Grant shall state, inter alia, the number of Shares covered thereby, the dates when the Options may be exercised and the Shares may be transferred to the Grantee, the exercise price, and such other terms and conditions as the Board at its discretion may prescribe, provided that they are consistent with this Plan.

7.3       Without derogating from the rights and powers of the Board under Section 7.2 hereof, unless otherwise specified by the Board, the Options shall be for a term of ten (10) years and the schedule pursuant to which such Options shall vest, and the Beneficial Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that the Options shall be fully vested on the first business day following the passing of four (4) years from the Date of Grant (the "Vesting Period") as follows: fifty percent (50%) of such Options shall vest on the second anniversary of the Adoption Date (the "Adoption Date" for the purpose of this Plan means the Date of Grant or any other date determined by the Board for a given grant of Options) and twenty five percent (25%) of such Options shall vest on each of the third and fourth anniversaries of the Adoption Date. Vesting period of an Option means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which the holder of an Option may exercise the rights awarded pursuant to terms of the Option.

8.         Exercise Price; Purchase Price:

8.1       The exercise price per Share covered by each Option shall be determined by the Board in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the nominal value of the Shares into which such Option is exercisable.

8.2       As consideration for the Shares granted hereunder, the Beneficial Grantee shall pay the Company, on the Date of Grant, a purchase price per Share which will be determined by the Board in its sole and absolute discretion; provided, however, that such purchase price shall not be less than the nominal value of the Shares granted for his benefit.

9.         Exercise of Options:

9.1       Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

9.2       The exercise of an Option shall be made by a written notice of exercise (the "Notice of Exercise") delivered by the Beneficial Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Board shall prescribe from time to time.

9.3       Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 11 hereof, if any Option has not been exercised and/or the Shares covered thereby have not been paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares  shall terminate and all interests and rights of the Grantee in and to the same shall ipso facto expire.

9.4       Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank check payable to the order of the Company, or such other method of payment acceptable to the Company.

10.       Transfer and Sale of the Shares:

10.1     Anything herein to the contrary notwithstanding, no Share shall be transferable to or by the Beneficial Grantee at any time prior to the Release Date.

10.2     Subject to the first refusal rights specified in subsection 10.3 below, the transfer of a Share which is held in trust shall be made, after the Release Date, by a written notice of transfer (the "Notice of Transfer"), in a form acceptable to the Company, delivered by the Trustee upon receipt of written instructions from the Beneficial Grantee to the Board, specifying the number of Shares to be transferred and accompanied by the payment therefor, and containing such other terms and conditions as the Board shall prescribe from time to time.

10.3     Until such time as the Company shall effectuate an IPO, the transfer of Shares by the Beneficial Grantee shall be subject to a right of first refusal on the part of the holders of the Company's Ordinary Shares and Series A Preferred Shares as provided in the Company's Articles of Association and the procedures set forth therein shall govern the sale, transfer, assignment or other disposition of the Shares by the Beneficial Grantee.

11.       Termination of Employment:

11.1     In the event that a Grantee ceases, for any reason, to be employed by the Company, all Options theretofore granted to such Grantee shall terminate as follows:

(a)        All Options, which are not vested and not exercisable at the time of the cessation of employment shall terminated immediately.

(b)       If the Grantee ceases to be employed by reason of such Grantee's death or "Disability" (as hereinafter defined), such Options (to the extent exercisable at the time of the Grantee's cessation of employment) shall be exercisable by the Grantee's legal representative, estate, or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until thirty (30) days after the TO (but in no event after the expiration date of such Option), and shall thereafter terminate. For purposes hereof, "Disability" shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

(c)        If the Grantee ceases to be employed for any other reason, such Options (to the extent exercisable at the time of the Grantee's cessation of employment) shall be exercisable at any time until the end of six (6) months from the cessation of the Grantee's employment (but in no event after the expiration date of such Option), and shall thereafter terminate; provided, however, that if the Grantee dies within such six (6) months period, such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until the end of six (6) months from the Employee's death (but in no event after the expiration date of such Option), and shall thereafter terminate.

(d)       Notwithstanding the aforesaid in Section 11.1(e) above, if the Grantee's termination of employment is due to (i) breach of the Grantee's fiduciary duties towards the Company, or (ii) breach of the Grantee's duty of care towards the Company, or (iii) the Grantee has committed any flagrant criminal offense, or (iv) the Grantee has committed a fraudulent act towards the Company, or (v) the Grantee caused intentionally, by act or omission, any financial damage to the Company, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

(e)        If a Grantee should retire, he shall, subject to the approval of the  Board, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Board in its discretion may determine.

11.2     Whether the cessation of employment of a particular Grantee is for reason of "Disability" for the purposes of paragraph 11.1(b) hereof or by virtue of "retirement" for purposes of paragraph 11.1(e) hereof, or is a termination of employment other than by  reason of such Disability or retirement, or is for reasons as set forth in paragraph 11.1(d)  hereof, shall be finally and conclusively determined by the Board in its absolute discretion.

11.3     Notwithstanding the foregoing provisions of Section 11.1, the Board may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 11.1, but in no event beyond the term of the Option.

11.4     The following provisions shall apply to Shares issued upon exercise of Options under the Plan in the event that the Grantee's employment shall be terminated for any reason:

(a) Subject to the provisions of 11.4 (b) below, Shares which have been purchased and paid for in full at the time of the termination of the Grantee's employment with the Company shall be  retained by the Grantee.

(b) Notwithstanding the aforesaid in Section 11.4 (a) above, if the Grantee's employment with  the Company is terminated due to the Grantee having (i) breached his fiduciary duties towards the Company, or (ii) materially breached his employment agreement with the Company, or (iii) disclosed a professional or business secret of the Company not in good faith and with the intent of harming the Company's business and/or competing therewith, or (iv) embezzled the Company's assets, or (iv) breached any non-competition clauses in the Grantee's employment agreement with the Company, or (v) committed an offense of a disreputable nature in  connection with the Company's business and/or within the framework of his position with the Company, then all such purchased and paid for Shares shall be subject to repurchase at their nominal value by (i) the Company, if permitted by law; (ii) if the Company is not permitted by law, then any affiliate or subsidiary of the Company determined by the Board, or (iii) any other third party or parties designated by the Board, provided however that in no case shall the Company provide financial assistance to any other party to purchase the Shares if doing so is prohibited by law.

(c)  Whether the termination of the employment of a particular Grantee is for reasons as set forth in Section 11.4 (b) above shall be finally and conclusively determined by the Board in its absolute discretion.

12.       Adjustment Upon Changes in Capitalization

12.1     Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have  been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to  have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

12.2     If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then all such outstanding Options may be exercised in full by the Grantees as of the effective date of any such liquidation or dissolution of the Company by the Grantees giving notice in writing to the Company of their intention to so exercise. To the extent it has not been so exercised, each Option will terminate as of the effective date of such liquidation or dissolution.

12.3     If upon a merger, consolidation, reorganization, recapitalization or the like with or into another corporation, the shares of the Company shall be exchanged for other securities of a successor corporation or a parent or subsidiary of such successor corporation (the "Successor Entity"), then, each Option shall, at the sole and absolute discretion of the Board, either:

(a)        be substituted for options to purchase shares of the Successor Entity, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange; or

(b)       be exercisable within a time period specified by the Board, without regard to the vesting provisions herein and the Shares issued upon such exercise exchanged for the securities of the Successor Entity. All Options not exercised within the time period specified by the Board shall terminate.

13.       Non-Transferability:

13.1     No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

13.2     Shares of the Company shall not be sold or transferred directly or indirectly to a competitor of the Company.

13.3     Without derogating from the provisions of subsection 10.3 relating to first refusal rights and subject said provisions, any sale or transfer of Shares shall be subject to the approval of the Board, which shall not be unreasonably withheld, provided that the Grantee is not then in breach of any of his or her obligations to the Company.

14.       Term and Amendment of the Plan:

14.1     The Plan was authorized by the Board on November 1, 1998, and shall expire on November 1, 2008 (except as to Awards outstanding on that date), but such expiration shall not affect the instructions contained herein or in any applicable law with respect to the Options and Shares held in the Trust at such time of expiration.

14.2     Subject to applicable laws, the Board may, at any  time and from time to time, terminate or amend the Plan in any  respect. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Award  previously granted to him.

15.       Tax Consequences:  If requested in writing by the underwriters for the Qualified Public Offering , each holder of Registrable Shares who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Shares or any other shares of Ordinary Shares A (other than shares of Registrable Shares or other shares of Ordinary Shares A being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Ordinary Shares A who are not parties to this Agreement, all other persons selling shares of Ordinary Shares A in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Ordinary Shares A under the circumstances and pursuant to the terms set forth in this Section 13(f).

16.       Miscellaneous:

16.1     Continuance of Employment: Neither the Plan nor the grant of an Award thereunder shall impose any obligation on the Company to continue the employment of any Grantee, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

16.2     Governing Law: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

16.3     Application of Funds: The proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan will be used for general corporate purposes of the Company.

16.4     Multiple Agreements: The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee. The grant of multiple Awards may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Board.

16.5     Non-Exclusivity of the Plan: The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.